Exhibit: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Results for 2023 and Declares Quarterly Dividend

CAMBRIDGE, MA. (January 30, 2024) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company, today announced unaudited net income of $34.1 million for the year ended December 31, 2023, a decrease of $18.8 million, or 35.5%, as compared to net income of $52.9 million for the year ended December 31, 2022. Diluted earnings per share were $4.34 for the year ended December 31, 2023, representing a 40.5% decrease as compared to $7.30 for the year ended December 31, 2022.

Operating net income, which excludes non-operating items, namely merger related charges, as detailed in the accounting principles generally accepted in the United States of America (“GAAP”) to non-GAAP reconciliations tables within this release, was $40.2 million for the twelve months ended December 31, 2023, a decrease of $16.4 million, or 29.0%, as compared to operating net income of $56.5 million for the twelve months ended December 31, 2022. Operating diluted earnings per share were $5.12 for the twelve months ended December 31, 2023, representing a decrease of $2.68, or 34.4%, as compared to operating diluted earnings per share of $7.80 for the twelve months ended December 31, 2022.

For the three months ended December 31, 2023, unaudited net income was $8.0 million, an increase of $1.5 million, or 22.8%, as compared to net income of $6.5 million for the three months ended September 30, 2023. Diluted earnings per share were $1.02 for the three months ended December 31, 2023, representing a 22.9% increase as compared to $0.83 for the three months ended September 30, 2023.

Operating net income was $8.7 million for the three months ended December 31, 2023, a decrease of $357,000, or 3.9%, as compared to $9.1 million for the three months ended September 30, 2023. Operating diluted earnings per share were $1.11 for the three months ended December 31, 2023, representing a decrease of $0.04, or 3.5%, as compared to operating diluted earnings per share of $1.15 for the three months ended September 30, 2023.

Merger with Eastern Bankshares, Inc.

On September 19, 2023, the Company and Eastern Bankshares, Inc. (“Eastern”) announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will merge with and into Eastern in an all-stock transaction (the “Eastern merger”). The Eastern merger is subject to regulatory approval, approval by the Company’s and Eastern’s shareholders, and the completion of other customary closing conditions. Under the terms of the Merger Agreement, each share of the Company’s common stock will be exchanged for 4.956 shares of Eastern common stock and Cambridge Bancorp Chief Executive Officer, Denis K. Sheahan, will assume the role of Chief Executive Officer of Eastern.

“We navigated through 2023 with strong liquidity and robust capital levels, despite a challenging environment in terms of interest rates and the impact to deposit and loan growth. The timeline for the planned merger with Eastern Bank is progressing as anticipated. Our clients will learn more about the robust capability of Eastern Bank as the timeline for the merger closing and system conversion approaches,” noted Denis K. Sheahan, Chairman, President and CEO.

Fourth Quarter 2023 Highlights:

•
Financial performance ratios for the three months ended December 31, 2023 were as follows:
o
Return on Average Assets (“ROA”) of 0.59% and Operating ROA of 0.64%.
o
Return on Average Equity of 6.06% and Operating Return on Tangible Common Shareholders’ Equity (ROTCE) of 7.61%.
•
Asset quality ratios at December 31, 2023: non-performing loans to total loans and non-performing assets to total assets at 0.41% and 0.31%, respectively.
•
The common equity to assets ratio increased to 9.87% at December 31, 2023 from 9.65% at September 30, 2023. The tangible common equity to tangible assets ratio increased to 8.67% at December 31, 2023 from 8.45% at September 30, 2023.
•
Available sources of liquidity at December 31, 2023 totaled approximately $2.6 billion. This is approximately two times the amount of uninsured deposits at December 31, 2023.

Balance Sheet

Total assets decreased by $34.4 million, or 0.6%, from $5.45 billion at September 30, 2023 to $5.42 billion at December 31, 2023.

Total loans were flat for the quarter and stood at $4.02 billion at both September 30, 2023 and December 31, 2023.

•
Residential real estate loans remained relatively flat and totaled $1.63 billion at both September 30, 2023 and December 31, 2023.
•
Commercial real estate loans increased by $9.0 million, from $1.92 billion at September 30, 2023 to $1.93 billion at December 31, 2023.
•
Home equity loans increased by $2.3 million, from $93.4 million at September 30, 2023 to $95.6 million at December 31, 2023.
•
Commercial and industrial loans decreased by $12.1 million, or 3.4%, from $355.8 million at September 30, 2023 to $343.7 million at December 31, 2023, primarily due to pay-downs during the period.
•
Consumer loans decreased by $4.4 million, or 15.4%, from $28.9 million at September 30, 2023 to $24.4 million at December 31, 2023.

The Company’s total investment securities portfolio decreased by $19.7 million, or 1.8%, from $1.12 billion at September 30, 2023 to $1.10 billion at December 31, 2023, primarily due to pay-downs of $23.0 million during the period, partially offset by a decrease in unrealized losses.

Total deposits, excluding wholesale deposits, decreased by $53.1 million or 1.3%, from $4.08 billion at September 30, 2023 and totaled $4.03 billion at December 31, 2023, as the deposit market remains competitive. Total deposits, inclusive of wholesale deposits, decreased by $244.7 million, or 5.4%, to $4.32 billion at December 31, 2023, as compared to $4.57 billion at September 30, 2023, primarily due to lower wholesale deposit balances. During the period, the Company utilized lower cost Federal Home Loan Bank of Boston (“FHLB Boston”) funding to replace higher priced wholesale certificates of deposit.

•
Certificates of deposit totaled $674.4 million at December 31, 2023, representing a decrease of $154.0 million, or 18.6%, from $828.4 million at September 30, 2023, primarily driven by lower wholesale deposit balances. Total wholesale certificates of deposit, which are included within certificates of deposit, were $291.7 million and $483.3 million at December 31, 2023 and September 30, 2023, respectively. The Company migrated wholesale funding toward FHLB Boston borrowings during the quarter.
•
The cost of total deposits was 2.19% for the three months ended December 31, 2023, as compared to 2.09% for the three months ended September 30, 2023. The cost of total deposits excluding wholesale deposits was 1.89% for the three months ended December 31, 2023, as compared to 1.74% for the three months ended September 30, 2023. At December 31, 2023, the spot cost of non-wholesale deposits was 1.88%, as compared to 1.82% at September 30, 2023.

Borrowings totaled $452.2 million at December 31, 2023, representing a $218.3 million increase from $233.9 million at September 30, 2023, as the Company migrated wholesale funding toward FHLB Boston borrowings during the quarter.

Net Interest and Dividend Income

Net interest and dividend income, before the provision for credit losses, decreased by $497,000, or 1.7%, to $28.2 million for the three months ended December 31, 2023, from $28.6 million for the three months ended September 30, 2023. This was primarily due to higher cost of funds, partially offset by higher yields on earning assets.

The Company’s net interest margin on a fully taxable equivalent basis decreased by four basis points to 2.14% for the three months ended December 31, 2023, as compared to 2.18% for the three months ended September 30, 2023.

Net interest and dividend income, before the provision for credit losses, decreased by $22.4 million, or 15.6%, to $120.8 million for the twelve months ended December 31, 2023, from $143.2 million for the twelve months ended December 31, 2022. This was primarily due to higher cost of funds, partially offset by an increase in average earning assets and higher yields on earning assets.

The Company’s net interest margin on a fully taxable equivalent basis decreased by 62 basis points to 2.30% for the twelve months ended December 31, 2023, as compared to 2.92% for the twelve months ended December 31, 2022.

In order to provide greater disclosure of the impact of loan related merger accounting, a reconciliation of the Company’s net interest margin, on a fully taxable equivalent basis, to an adjusted net interest margin, on a fully taxable equivalent basis, is shown below. Excluding the impact of merger related loan accretion, the adjusted net interest margin, on a fully taxable equivalent basis, for the three months ended December 31, 2023, was 2.10%, representing a three basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.13% for the three months ended September 30, 2023.

	Three Months Ended
	December 31, 2023
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$5,199,921
Net interest income on a fully taxable equivalent basis (GAAP)		$28,091
Net interest margin on a fully taxable equivalent basis (GAAP)			2.14%
Less: Accretion of loan fair value adjustments (GAAP)		(606)	-0.04%
Adjusted net interest margin on a fully taxable equivalent basis (non-GAAP)	$5,199,921	$27,485	2.10%

Excluding the impact of merger related loan accretion, the adjusted net interest margin, on a fully taxable equivalent basis, for the twelve months ended December 31, 2023, was 2.25%, representing a 62 basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.87% for the twelve months ended December 31, 2022.

	Year Ended
	December 31, 2023
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$5,248,250
Net interest income on a fully taxable equivalent basis (GAAP)		$120,839
Net interest margin on a fully taxable equivalent basis (GAAP)			2.30%
Less: Accretion of loan fair value adjustments (GAAP)		(2,567)	-0.05%
Adjusted net interest margin on a fully taxable equivalent basis (non-GAAP)	$5,248,250	$118,272	2.25%

Provision for Credit Losses

During the three months ended December 31, 2023, the Company recorded a provision for credit losses of $569,000, as compared to a provision for credit losses of $195,000 for the three months ended September 30, 2023.

For the twelve months ended December 31, 2023, the Company recorded a provision for credit losses of $904,000, as compared to a $3.9 million provision for credit losses for the twelve months ended December 31, 2022, which included $2.2 million for the recognition of the non-operating impact of merger related Current Expected Credit Loss (CECL) accounting.

Noninterest Income

Total noninterest income decreased by $112,000, or 1.1%, to $10.4 million for the three months ended December 31, 2023, as compared to $10.5 million for the three months ended September 30, 2023. This change was primarily the result of lower deposit account fees partially offset by higher loan related derivative income. Noninterest income was 27.0% of total revenue for the three months ended December 31, 2023.

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Deposit account fees decreased by $106,000, or 12.4%, to $746,000 for the three months ended December 31, 2023, as compared to $852,000 for the three months ended September 30, 2023, primarily due to lower fee revenue from commercial deposit sweep products.
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Loan related derivative income increased by $56,000, or 96.6% to $114,000 for the three months ended December 31, 2023, as compared to $58,000 for the three months ended September 30, 2023, primarily as a result of higher volume of loan related derivative transactions.

Total noninterest income decreased by $1.3 million, or 3.0%, to $41.7 million for the twelve months ended December 31, 2023, as compared to $43.0 million for the twelve months ended December 31, 2022. This change was primarily the result of lower bank owned life insurance (“BOLI”) income, lower other income, and lower loan related derivative income, partially offset by higher deposit account fees. Noninterest income was 25.7% of total revenue for the twelve months ended December 31, 2023.

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BOLI income decreased by $1.0 million, or 57.0%, to $778,000 for the twelve months ended December 31, 2023, as compared to $1.8 million for the twelve months ended December 31, 2022, primarily due to a gain related to a death benefit claim and a policy surrender that occurred during the twelve months ended December 31, 2022, while no such benefit claims or policy surrenders occurred during the twelve months ended December 31, 2023.

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Other income decreased by $448,000, or 15.6%, to $2.4 million for the twelve months ended December 31, 2023, as compared to $2.9 million for the twelve months ended December 31, 2022, primarily due to lower income associated with success fees of Innovation Banking loans recognized during the twelve months ended December 31, 2023 as compared to the twelve months ended December 31, 2022.
•
Loan related derivative income decreased by $226,000, or 36.2%, to $399,000 for the twelve months ended December 31, 2023, as compared to $625,000 for the twelve months ended December 31, 2022, primarily as a result of lower volume of loan related derivative transactions.
•
Deposit account fees increased by $432,000, or 14.8%, to $3.3 million for the twelve months ended December 31, 2023, as compared to $2.9 million for the twelve months ended December 31, 2022, primarily due to increased fee revenue from commercial deposit sweep products as a result of higher interest rates.

Noninterest Expense

Total noninterest expense decreased by $2.7 million, or 9.3%, to $26.9 million for the three months ended December 31, 2023, as compared to $29.6 million for the three months ended September 30, 2023. During the three months ended December 31, 2023, there was a decrease in non-operating expenses, lower professional fees, and lower marketing expense as compared to the three months ended September 30, 2023.

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Non-operating expense decreased by $1.9 million, or 72.8%, to $698,000 for the three months ended December 31, 2023, from $2.6 million for the three months ended September 30, 2023, primarily due to the timing of merger expenses related to the Eastern merger.
•
Professional fees decreased by $489,000, or 44.9%, to $600,000 for the three months ended December 31, 2023, from $1.1 million for the three months ended September 30, 2023, primarily due to a combination of lower consulting fees, lower legal fees, and lower employment agency fees.
•
Marketing expense decreased by $381,000, or 71.2%, to $154,000 for the three months ended December 31, 2023, from $535,000 for the three months ended September 30, 2023, primarily due to the timing of the Company’s marketing spend.

Total noninterest expense increased by $4.8 million, or 4.4%, to $115.2 million for the twelve months ended December 31, 2023, as compared to $110.4 million for the twelve months ended December 31, 2022, primarily driven by an increase in non-operating expenses and FDIC insurance expense, partially offset by lower professional fees, lower marketing expense, and lower salary and benefits expense, as compared to the twelve months ended December 31, 2022.

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Non-operating expense increased by $4.1 million, or 134.7%, to $7.2 million for the twelve months ended December 31, 2023, from $3.1 million for the twelve months ended December 31, 2022, primarily due to merger expenses associated with the Eastern merger and Northmark Bank merger (“Northmark merger”).
•
Professional fees decreased by $1.1 million, or 22.3%, to $3.7 million for the twelve months ended December 31, 2023, from $4.7 million for the twelve months ended December 31, 2022, primarily due to consulting fees associated with vendor contract negotiations expensed during 2022, while no such expenses occurred during the twelve months ended December 31, 2023.
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Marketing expense decreased by $528,000, or 22.9%, to $1.8 million for the twelve months ended December 31, 2023, from $2.3 million for the twelve months ended December 31, 2022, primarily due to reduced marketing campaigns and promotions during the period.
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Salary and employee benefits expense decreased by $303,000, or 0.4%, to $69.8 million for the twelve months ended December 31, 2023, from $70.1 million for the twelve months ended December 31, 2022, due to lower performance-based compensation and savings from a reduction in head count during the year, partially offset by higher overall staffing levels associated with the Northmark merger and normal merit increases.

Asset Quality

Non-performing loans totaled $16.6 million, or 0.41% of total loans outstanding at December 31, 2023, as compared to $7.8 million, or 0.19% of total loans outstanding at September 30, 2023, primarily due to an owner occupied commercial mortgage loan placed on non-accrual during the quarter. The allowance for credit losses was $38.9 million, or 0.97% of total loans outstanding at December 31, 2023, as compared to $38.2 million, or 0.95% of total loans outstanding at September 30, 2023.

The Company recorded net loan recoveries of $10,000, or 0.00% of total loans (annualized), for the three months ended December 31, 2023, as compared to net loan charge-offs of $74,000, or 0.00% of total loans (annualized), for the three months ended September 30, 2023.

The Company recorded net loan charge-offs of $70,000, or 0.00% of total loans, for the twelve months ended December 31, 2023, as compared to net loan recoveries of $53,000, or 0.00% of total loans, for the twelve months ended December 31, 2022.

The following table shows additional and historical information regarding non-performing assets and early-stage delinquency (30-89 days delinquent):

	Non-performing Assets
	December 31, 2023	September 30, 2023	December 31, 2022
	(dollars in thousands)
Non-performing assets	$16,567	$7,778	$6,542
Non-performing loans/total loans	0.41%	0.19%	0.16%
Non-performing assets/total assets	0.31%	0.14%	0.12%
	Additional Asset Quality Indicators
	December 31, 2023	September 30, 2023	December 31, 2022

Delinquent loans 30-89 days past due/total loans	0.60%	0.58%	0.36%
Quarterly net recoveries (charge-offs)/total loans (annualized)	0.00%	(0.01)%	0.00%
Year to date net recoveries (charge-offs)/total loans	0.00%	0.00%	0.00%
Allowance for credit losses/total loans	0.97%	0.95%	0.93%

Income Taxes

The Company’s effective tax rate was 27.7% for the three months ended December 31, 2023, representing a decrease of 7.7%, as compared to an effective tax rate of 30.0% for the three months ended September 30, 2023, primarily due to the impact of non-deductible merger related expenses recorded during the period. The Company’s effective tax rate was 26.5% for both the twelve months ended December 31, 2023 and the twelve months ended December 31, 2022.

Dividend and Capital

On January 29, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.67 per share, which is payable on February 22, 2024, to shareholders of record as of the close of business on February 8, 2024. The Company did not repurchase any shares under its previously announced share repurchase program during the three and twelve months ended December 31, 2023.

The Company’s common equity to assets ratio increased to 9.87% at December 31, 2023, from 9.65% at September 30, 2023. The ratio of tangible common equity to tangible assets increased to 8.67% at December 31, 2023 from 8.45% at September 30, 2023.

Book value per share at December 31, 2023 increased to $68.14 from $67.04 at September 30, 2023. Tangible book value per share at December 31, 2023 increased to $59.08 from $57.96 at September 30, 2023.

Supplemental Earnings Release Information:

For additional details on the Company’s loan portfolio, Click here to download.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 133-year-old Massachusetts chartered commercial bank with approximately $5.42 billion in assets at December 31, 2023, and a total of 22 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.6 billion in client assets under management and administration at December 31, 2023. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at http://ir.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the failure to complete the proposed merger of the Company and Cambridge Trust Company with Eastern, imposition of adverse regulatory conditions in connection with regulatory approval of the Eastern merger, disruption to the parties’ businesses as a result of the announcement and pendency of the Eastern merger, the inability to realize expected cost savings or to implement integration plans and other adverse consequences associated with the Eastern merger; the businesses of Cambridge Bancorp and Northmark may not be combined successfully, or such combination may take longer to accomplish than expected; the cost savings from the Northmark merger may not be fully realized or may take longer to realize than expected; operating costs, customer loss and business disruption following the Northmark merger, including adverse effects on relationships with employees, may be greater than expected; changes to interest rates; the ability to control costs and expenses; the current global economic uncertainty and economic conditions being less favorable than expected; disruptions to the credit and financial markets; changes in the Company’s accounting policies or in accounting standards; weakness in the real estate market; legislative, regulatory, or accounting changes that adversely affect the Company’s business and/or competitive position; the Dodd-Frank Act’s consumer protection regulations; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on consumer confidence and global and regional economies and economic activity; a prolonged resurgence in the severity of the COVID-19 pandemic due to variants and mutations of the virus; disruptions in the Company’s ability to access the capital markets; effects of changes in amounts of deposits on the Company’s funding costs and net interest margin; changes in non-performing assets; future provisions for credit losses; and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2022, which the Company filed on March 16, 2023. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with GAAP. This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, operating return on average assets, operating return on tangible common equity, and operating efficiency ratio.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with an analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in accordance with generally accepted accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-operating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Joseph P. Sapienza

Interim Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

QUARTERLY UNAUDITED RESULTS

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(dollars in thousands, except per share data)
Interest and Dividend Income	$56,950	$55,698	$49,544	$218,534	$159,993
Interest Expense	28,800	27,051	8,657	97,728	16,778
Net Interest and Dividend Income	28,150	28,647	40,887	120,806	143,215
Provision for Credit Losses	569	195	3,681	904	3,881
Noninterest Income	10,437	10,549	10,063	41,730	43,009
Noninterest Expense	26,901	29,649	31,869	115,223	110,382
Income Before Income Taxes	11,117	9,352	15,400	46,409	71,961
Income Tax Expense	3,083	2,808	4,081	12,300	19,052
Net Income	$8,034	$6,544	$11,319	$34,109	$52,909

Operating Net Income*	$8,724	$9,081	$15,045	$40,157	$56,549

Data Per Common Share:
Basic Earnings Per Share	$1.02	$0.83	$1.45	$4.35	$7.35
Diluted Earnings Per Share	1.02	0.83	1.44	4.34	7.30
Operating Diluted Earnings Per Share*	1.11	1.15	1.92	5.12	7.80
Dividends Declared Per Share	0.67	0.67	0.64	2.68	2.56

Average Common Shares Outstanding:
Basic	7,834,383	7,840,197	7,761,193	7,828,316	7,163,223
Diluted	7,853,823	7,862,584	7,819,574	7,843,482	7,213,913

Selected Performance Ratios:
Net Interest Margin, FTE	2.14%	2.18%	3.08%	2.30%	2.92%
Adjusted Net Interest Margin, FTE	2.10%	2.13%	3.01%	2.25%	2.87%
Cost of Funds	2.20%	2.06%	0.65%	1.86%	0.34%
Cost of Interest-Bearing Liabilities	3.04%	2.87%	1.02%	2.64%	0.53%
Cost of Deposits	2.19%	2.09%	0.66%	1.85%	0.32%
Cost of Deposits excluding Wholesale Deposits	1.89%	1.74%	0.45%	1.54%	0.26%
Return on Average Assets	0.59%	0.48%	0.81%	0.62%	1.03%
Return on Average Equity	6.06%	4.93%	8.79%	6.50%	11.56%
Efficiency Ratio*	69.72%	75.64%	62.55%	70.89%	59.27%
Operating Return on Average Assets*	0.64%	0.66%	1.08%	0.73%	1.10%
Operating Return on Tangible Common Equity*	7.61%	7.91%	13.61%	8.86%	14.18%
Operating Efficiency Ratio*	67.91%	69.09%	57.32%	66.47%	57.99%

	December 31,	September 30,	December 31,
	2023	2023	2022
	(dollars in thousands, except per share data)
Total Assets	$5,417,666	$5,452,030	$5,559,737
Total Loans	$4,021,544	$4,027,967	$4,062,856
Total Deposits	$4,321,178	$4,565,926	$4,815,376
Allowance for Credit Losses	$38,944	$38,194	$37,774
Allowance to Total Loans	0.97%	0.95%	0.93%
Non-Performing Loans	$16,567	$7,778	$6,542
Non-Performing Loans/Total Loans	0.41%	0.19%	0.16%
QTD Net Recoveries (Charge-offs) to Total Loans (annualized)	0.00%	(0.01%)	0.00%
Tangible Common Equity Ratio*	8.67%	8.45%	8.12%
Book Value Per Share	$68.14	$67.04	$66.38
Tangible Book Value Per Share*	$59.08	$57.96	$57.15
Wealth Management AUM	$4,326,152	$4,010,956	3,875,747
Wealth Management AUM & AUA	$4,595,209	$4,268,394	4,059,819
* See GAAP to Non-GAAP Reconciliations			.

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2023	September 30, 2023	December 31, 2022
	(dollars in thousands, except share information)
Assets
Cash and cash equivalents	$33,004	$25,353	$30,719
Investment securities
Available for sale, at fair value (amortized cost $163,376, $167,903, and $182,027, respectively)	137,838	136,253	153,416
Held to maturity, at amortized cost (fair value $805,428, $784,636, and $885,586, respectively)	959,332	980,591	1,051,997
Total investment securities	1,097,170	1,116,844	1,205,413

Loans held for sale, at lower of cost or fair value	—	614	—
Loans
Residential mortgage	1,626,264	1,627,460	1,648,838
Commercial mortgage	1,931,473	1,922,455	1,914,423
Home equity	95,649	93,364	111,351
Commercial and industrial	343,711	355,796	350,650
Consumer	24,447	28,892	37,594
Total loans	4,021,544	4,027,967	4,062,856
Less: allowance for credit losses on loans	(38,944)	(38,194)	(37,774)
Net loans	3,982,600	3,989,773	4,025,082
Federal Home Loan Bank of Boston Stock, at cost	19,056	12,321	6,264
Bank owned life insurance	35,265	35,063	34,484
Banking premises and equipment, net	21,753	22,297	23,297
Right-of-use asset operating leases	23,233	22,095	25,098
Deferred income taxes, net	15,299	16,495	17,990
Accrued interest receivable	15,765	15,255	14,118
Goodwill	64,539	64,539	64,539
Merger-related intangibles, net	6,550	6,773	7,443
Other assets	103,432	124,608	105,290
Total assets	$5,417,666	$5,452,030	$5,559,737
Liabilities
Deposits
Demand	$1,032,413	$1,036,849	$1,366,395
Interest-bearing checking	1,132,518	1,134,270	908,961
Money market	983,480	1,005,820	1,162,773
Savings	498,386	560,597	790,628
Certificates of deposit	674,381	828,390	586,619
Total deposits	4,321,178	4,565,926	4,815,376
Borrowings	452,155	233,905	105,212
Operating lease liabilities	25,165	24,196	27,413
Other liabilities	84,595	101,972	94,184
Total liabilities	4,883,093	4,925,999	5,042,185
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 7,845,452 shares, 7,846,041 shares, and 7,796,440 shares, respectively	7,845	7,846	7,796
Additional paid-in capital	293,950	294,025	293,186
Retained earnings	250,492	247,714	237,369
Accumulated other comprehensive loss	(17,714)	(23,554)	(20,799)
Total shareholders’ equity	534,573	526,031	517,552
Total liabilities and shareholders’ equity	$5,417,666	$5,452,030	$5,559,737

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(dollars in thousands, except per share amounts)
Interest and dividend income
Interest on taxable loans	$50,884	$49,535	$43,270	$193,483	$135,965
Interest on tax-exempt loans	399	398	376	1,555	1,447
Interest on taxable investment securities	4,745	4,837	5,054	19,589	19,555
Interest on tax-exempt investment securities	519	541	595	2,215	2,477
Dividends on FHLB of Boston stock	304	254	124	970	287
Interest on overnight investments	99	133	125	722	262
Total interest and dividend income	56,950	55,698	49,544	218,534	159,993
Interest expense
Interest on deposits	24,817	24,164	8,012	84,965	14,598
Interest on borrowed funds	3,983	2,887	645	12,763	2,180
Total interest expense	28,800	27,051	8,657	97,728	16,778
Net interest and dividend income	28,150	28,647	40,887	120,806	143,215
Provision for credit losses	569	195	3,681	904	3,881
Net interest and dividend income after provision for credit losses	27,581	28,452	37,206	119,902	139,334
Noninterest income
Wealth management revenue	8,478	8,513	8,099	33,004	33,034
Deposit account fees	746	852	834	3,345	2,913
ATM/Debit card income	400	403	444	1,728	1,663
Bank owned life insurance income	202	197	134	778	1,808
Gain on loans sold, net	16	27	—	56	98
Loan related derivative income	114	58	71	399	625
Other income	481	499	481	2,420	2,868
Total noninterest income	10,437	10,549	10,063	41,730	43,009
Noninterest expense
Salaries and employee benefits	17,062	17,272	18,329	69,806	70,109
Occupancy and equipment	3,534	3,602	3,698	14,454	14,364
Data processing	2,585	2,485	2,868	10,313	10,706
Professional services	600	1,089	1,845	3,675	4,728
Marketing	154	535	1,128	1,773	2,301
FDIC insurance	918	770	465	2,835	1,845
Non-operating expenses	698	2,567	2,663	7,180	3,059
Other expenses	1,350	1,329	873	5,187	3,270
Total noninterest expense	26,901	29,649	31,869	115,223	110,382
Income before income taxes	11,117	9,352	15,400	46,409	71,961
Income tax expense	3,083	2,808	4,081	12,300	19,052
Net income	$8,034	$6,544	$11,319	$34,109	$52,909
Share data:
Weighted average shares outstanding, basic	7,834,383	7,840,197	7,761,193	7,828,316	7,163,223
Weighted average shares outstanding, diluted	7,853,823	7,862,584	7,819,574	7,843,482	7,213,913
Basic earnings per share	$1.02	$0.83	$1.45	$4.35	$7.35
Diluted earnings per share	$1.02	$0.83	$1.44	$4.34	$7.30

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,978,452	$50,884	5.07%	$3,967,048	$49,535	4.95%	$3,943,279	$43,270	4.35%
Tax-exempt	53,132	506	3.78	53,012	503	3.76	49,777	476	3.79
Securities available for sale (3)
Taxable	166,003	669	1.60	170,451	682	1.59	185,452	681	1.46
Securities held to maturity
Taxable	885,576	4,076	1.83	907,447	4,155	1.82	968,319	4,373	1.79
Tax-exempt	84,990	657	3.07	87,961	685	3.09	96,859	753	3.08
Cash and cash equivalents	31,768	99	1.24	33,152	133	1.59	39,519	125	1.25
Total interest-earning assets (4)	5,199,921	56,891	4.34%	5,219,071	55,693	4.23%	5,283,205	49,678	3.73%
Non-interest-earning assets	285,093			279,306			278,799
Allowance for credit losses	(38,226)			(38,044)			(36,603)
Total assets	$5,446,788			$5,460,333			$5,525,401
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$1,160,636	$5,948	2.03%	$1,166,179	$5,694	1.94%	$802,687	$1,051	0.52%
Savings accounts	540,052	1,561	1.15	584,638	1,532	1.04	878,786	811	0.37
Money market accounts	984,696	8,267	3.33	986,619	8,088	3.25	1,089,768	2,895	1.05
Certificates of deposit	769,384	9,041	4.66	771,237	8,850	4.55	527,770	3,255	2.45
Total interest-bearing deposits	3,454,768	24,817	2.85	3,508,673	24,164	2.73	3,299,011	8,012	0.96
Other borrowed funds	302,738	3,983	5.22	229,005	2,887	5.00	76,856	645	3.33
Total interest-bearing liabilities	3,757,506	28,800	3.04%	3,737,678	27,051	2.87%	3,375,867	8,657	1.02%
Non-interest-bearing liabilities
Demand deposits	1,035,191			1,078,554			1,514,810
Other liabilities	128,246			117,042			124,004
Total liabilities	4,920,943			4,933,274			5,014,681
Shareholders’ equity	525,845			527,059			510,720
Total liabilities & shareholders’ equity	$5,446,788			$5,460,333			$5,525,401
Net interest income on a fully taxable equivalent basis		28,091			28,642			41,021
Less taxable equivalent adjustment		(245)			(249)			(258)
Net interest income		$27,846			$28,393			$40,763
Net interest spread (5)			1.30%			1.36%			2.71%
Net interest margin (6)			2.14%			2.18%			3.08%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2023 and 2022.
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of Paycheck Protection Program (“PPP”) loans outstanding during 2023 and 2022, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Year Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest Income/ Expenses(1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,977,438	$193,483	4.86%	$3,552,934	$135,965	3.83%
Tax-exempt	52,141	1,969	3.78	47,881	1,832	3.83
Securities available for sale (3)
Taxable	173,034	2,758	1.59	194,612	2,680	1.38
Securities held to maturity
Taxable	917,057	16,831	1.84	978,321	16,875	1.72
Tax-exempt	90,361	2,804	3.10	100,057	3,135	3.13
Cash and cash equivalents	38,219	722	1.89	64,790	262	0.40
Total interest-earning assets (4)	5,248,250	218,567	4.16%	4,938,595	160,749	3.25%
Non-interest-earning assets	275,919			246,813
Allowance for credit losses	(38,039)			(35,072)
Total assets	$5,486,130			$5,150,336
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$1,090,277	$18,653	1.71%	$753,001	$1,285	0.17%
Savings accounts	629,406	5,919	0.94	897,146	1,554	0.17
Money market accounts	1,017,535	30,107	2.96	1,165,793	7,999	0.69
Certificates of deposit	717,106	30,286	4.22	240,468	3,760	1.56
Total interest-bearing deposits	3,454,324	84,965	2.46%	3,056,408	14,598	0.48%
Other borrowed funds	254,387	12,763	5.02	85,580	2,180	2.55
Total interest-bearing liabilities	3,708,711	97,728	2.64%	3,141,988	16,778	0.53%
Non-interest-bearing liabilities
Demand deposits	1,134,875			1,446,745
Other liabilities	117,872			104,063
Total liabilities	4,961,458			4,692,796
Shareholders’ equity	524,672			457,540
Total liabilities & shareholders’ equity	$5,486,130			$5,150,336
Net interest income on a fully taxable equivalent basis		120,839			143,971
Less taxable equivalent adjustment		(1,003)			(1,043)
Net interest income		$119,836			$142,928
Net interest spread (5)			1.53%			2.72%
Net interest margin (6)			2.30%			2.92%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2023 and 2022.
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2023 and 2022.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

		Three Months Ended					Twelve Months Ended
Operating Net Income / Operating Diluted Earnings Per Share		December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
		2023	2023	2023	2023	2022	2023	2022
		(dollars in thousands, except share data)

Net Income (a GAAP measure)		$8,034	$6,544	$7,115	$12,416	$11,319	$34,109	$52,909
Less: Death benefits on bank owned life insurance ("BOLI") and policy surrender		—	—	—	—	—	—	(1,157)
Add: Mergers and contractual termination expenses (1)		698	2,567	3,491	424	2,663	7,180	3,059
Add: Provision for credit losses for acquired loans		—	—	—	—	2,239	—	2,239
Less: Tax effect of BOLI surrender		—	—	—	—	—	—	736
Less: Tax effect of non-operating expenses (2)	`	(8)	(30)	(976)	(118)	(1,176)	(1,132)	(1,237)
Operating Net Income (a non-GAAP measure)		$8,724	$9,081	$9,630	$12,722	$15,045	$40,157	$56,549
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (a non-GAAP measure)		(13)	(7)	(3)	(26)	(65)	(36)	(273)
Operating Net Income Applicable to Common Shareholders (a non-GAAP measure)		$8,711	$9,074	$9,627	$12,696	$14,980	$40,121	$56,276
Weighted Average Diluted Shares		7,853,823	7,862,584	7,854,955	7,826,162	7,819,574	7,843,482	7,213,913
Operating Diluted Earnings Per Share (a non-GAAP measure)		$1.11	$1.15	$1.23	$1.62	$1.92	$5.12	$7.80

(1)
The Company recorded merger expenses of $698,000 and $3.3 million associated with the Eastern merger for the three and twelve months ended December 31, 2023, respectively. The Company recorded $3.6 million of merger expenses associated with the Northmark merger for the twelve months ended December 31, 2023.
(2)
The net tax benefit associated with non-operating items is determined by assessing whether each non-operating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income. The tax effect for three months ended September 30, 2023 has been updated to reflect the final tax deductibility for the year.

	December 31, 2023	September 30, 2023	December 31, 2022
	(dollars in thousands)
Tangible Common Equity:
Shareholders' equity (GAAP)	$534,573	$526,031	$517,552
Less: Goodwill and acquisition related intangibles (GAAP)	(71,089)	(71,312)	(71,982)
Tangible Common Equity (a non-GAAP measure)	$463,484	$454,719	$445,570
Total assets (GAAP)	$5,417,666	$5,452,030	$5,559,737
Less: Goodwill and acquisition related intangibles (GAAP)	(71,089)	(71,312)	(71,982)
Tangible assets (a non-GAAP measure)	$5,346,577	$5,380,718	$5,487,755
Tangible Common Equity Ratio (a non-GAAP measure)	8.67%	8.45%	8.12%

Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$463,484	$454,719	$445,570
Common shares outstanding	7,845,452	7,846,041	7,796,440
Tangible Book Value Per Share (a non-GAAP measure)	$59.08	$57.96	$57.15

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(dollars in thousands)
Efficiency Ratio: (1)
Noninterest expense	$26,901	$29,649	$31,869	$115,223	$110,382
Net interest and dividend income	$28,150	$28,647	$40,887	$120,806	$143,215
Total noninterest income	10,437	10,549	10,063	41,730	43,009
Total revenue	$38,587	$39,196	$50,950	$162,536	$186,224
Efficiency Ratio	69.72%	75.64%	62.55%	70.89%	59.27%

Operating Efficiency Ratio: (2)
Noninterest expense	$26,901	$29,649	$31,869	$115,223	$110,382
Mergers and contractual termination expenses (Pretax)	(698)	(2,567)	(2,663)	(7,180)	(3,059)
Operating expense (a non-GAAP measure)	$26,203	$27,082	$29,206	$108,043	$107,323

Total revenue	$38,587	$39,196	$50,950	$162,536	$186,224
Add:(gain) loss on disposition of investment securities
Death benefit on bank owned life insurance (“BOLI”) and policy surrender (Pretax)	—	—	—	—	(1,157)
Operating revenue (a non-GAAP measure)	$38,587	$39,196	$50,950	$162,536	$185,067
Operating Efficiency Ratio (a non-GAAP measure)	67.91%	69.09%	57.32%	66.47%	57.99%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
	(dollars in thousands)
Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$8,724	$9,081	$15,045	$40,157	$56,549
Average common equity	$525,845	$527,059	$510,720	$524,672	$457,540
Average goodwill and merger related intangibles	(71,207)	(71,432)	(72,110)	(71,538)	(58,859)
Average tangible common equity (a non-GAAP measure)	$454,638	$455,627	$438,610	$453,134	$398,681
Operating Return on Tangible Common Equity (a non-GAAP measure)	7.61%	7.91%	13.61%	8.86%	14.18%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$8,724	$9,081	$15,045	$40,157	$56,549
Average assets	$5,446,788	$5,460,333	$5,525,401	$5,486,130	$5,150,336
Operating Return on Average Assets (a non-GAAP measure)	0.64%	0.66%	1.08%	0.73%	1.10%

(1)
The efficiency ratio represents noninterest expense as a percentage of the sum of net interest and dividend income and noninterest income.
(2)
Operating efficiency ratio represents operating expense as a percentage of total revenue.
(3)
Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)
Operating return on average assets represents operating net income as a percentage of average assets.